UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Kansas City Southern

(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street, Kansas City, Missouri		64105

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2005, Kansas City Southern (“KCS”, “the Company”), (NYSE:KSU) completed its previously-announced purchase of the controlling interest in TFM, S.A. de C.V. (“TFM”) from Grupo TMM, S.A. (“TMM”) in accordance with the terms of the Amended and Restated Acquisition Agreement. As a result, KCS now owns all of the common stock of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”) and controls all of the shares of TFM entitled to full voting rights.

Under the terms of the Amended and Restated Acquisition Agreement, KCS acquired all of the TMM interest in Grupo TFM for $200.0 million in cash, 18 million shares of KCS common stock, a $47.0 million two-year promissory note and up to $110.0 million payable in a combination of cash and KCS common stock. The $47.0 million promissory note is subject to reduction pursuant to the indemnification provisions. The amount payable can be reduced by the amount of certain potential losses related to breaches of certain representations, warranties, or covenants in the Amended and Restated Acquisition Agreement or claims relating thereto. The $110.0 million could become payable upon the Final Resolution of the VAT Claim and Put, as defined in the Amended and Restated Acquisition Agreement.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Acquisition Agreement, a copy of which has been previously filed with the Securities and Exchange Commission by KCS as Exhibit 10.1 to the Current Report of Form 8-K on December 21, 2004 and is incorporated by reference in this Item 2.01.

Item 8.01. Other Events.

As of April 1, 2005, Vicente Corta Fernandez has assumed the duties of TFM Interim CEO. Mr. Corta is a partner in the law firm of White & Case S.C. Prior to joining White and Case, Mr. Corta served as President of Mexico’s National Commission for the Retirement Savings System (“CONSAR”). Mr. Corta has also served as the Chief Executive Officer of the Institute for Protection of Bank Savings (“IPAB”), and has held several posts at the Mexican Ministry of Finance and Public Credit. Mr. Corta will continue as a partner of White & Case during his tenure as TFM Interim CEO.

Item 9.01. Financial Statements and Exhibits.

a.) Financial Statements of Business Acquired.

Financial Statements for the acquired assets described above have been previously filed with the Securities and Exchange Commission by KCS as Exhibit 99.1 to the Annual Report on Form 10-K on March 30, 2005 and are incorporated by reference in this item 9.01(a).

b.) Pro Forma Financial Information.

99.1 Pro Forma Financial Information for the Year Ended December 31, 2004

c.) Exhibits.

99.2 Press Release issued by Kansas City Southern dated April 1, 2005 entitled “Kansas City Southern Announces Closing of TFM Transaction; Naming of TFM Interim CEO” is attached hereto as exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

April 7, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	ProForma Financial Information for the Year Ended December 31, 2004 is attached hereto as exhibit 99.1.

99.2	Press Release issued by Kansas City Southern dated April 1, 2005 entitled “Kansas City Southern Announces Closing of TFM Transaction; Naming of TFM Interim CEO” is attached hereto as exhibit 99.2.